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                                                                     Exhibit i.2

                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372 1121
                                Fax: 312 372 2098


                                 April 30, 2003



         As counsel for Liberty Acorn Trust (the "Registrant"), we consent to the incorporation by reference of our opinion dated September 24, 2002 for the Registrant's series designated Liberty Acorn Fund, Liberty Acorn International, Liberty Acorn USA, Liberty Acorn Twenty, Liberty Acorn Foreign Forty and Columbia Thermostat Fund filed with the Registrant's registration statement on Form N-1A on September 24, 2002 (Securities Act file no. 2-34223).

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                                      /s/ Bell, Boyd & Lloyd LLC